    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 1996

                                                       REGISTRATION NO. 333-

-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION

                                ---------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                          BANK OF BOSTON CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             MASSACHUSETTS                           04-2471221
    (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)

        100 FEDERAL STREET, BOSTON, MASSACHUSETTS 02110 (617) 434-2200 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                                                JANICE B. LIVA, ESQ.
         GARY A. SPIESS, ESQ.               ASSISTANT GENERAL COUNSEL AND
       GENERAL COUNSEL AND CLERK           ASSISTANT CLERK BANK OF BOSTON
      BANK OF BOSTON CORPORATION                     CORPORATION
          100 FEDERAL STREET                     100 FEDERAL STREET
      BOSTON, MASSACHUSETTS 02110            BOSTON, MASSACHUSETTS 02110
             617-434-2870                           617-434-8630

 (NAMES, ADDRESSES, INCLUDING ZIP CODES, AND TELEPHONE NUMBERS, INCLUDING AREA
                         CODES, OF AGENTS FOR SERVICE)

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

                                ---------------

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE
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
                                                 PROPOSED          PROPOSED
                                  AMOUNT         MAXIMUM           MAXIMUM
  TITLE OF EACH CLASS OF          TO BE       OFFERING PRICE      AGGREGATE            AMOUNT OF
SECURITIES TO BE REGISTERED   REGISTERED(1)    PER UNIT(1)   OFFERING PRICE(1)(3) REGISTRATION FEE(3)
-----------------------------------------------------------------------------------------------------
 Common Stock par value
  $1.50 per share(2)....     5,000,000 shares    $58.125         $290,625,000           $88,069

-------------------------------------------------------------------------------
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(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) based on the average of the high and low prices of the Common Stock on October 5, 1996, as reported on the consolidated reporting system.
(2) Includes Preferred Stock Purchase Rights. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Common Stock.
(3) Pursuant to Rule 424(b) under the Securities Act of 1933, this registration statement covers an additional 461,088 shares of Common Stock and related plan interests registered pursuant to Registration No. 33-29515, and being carried forward, and for which a filing fee was previously paid. In addition, pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan.

-------------------------------------------------------------------------------
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

-------------------------------------------------------------------------------
                                  PROSPECTUS
-------------------------------------------------------------------------------

                               5,461,088 SHARES

                          BANK OF BOSTON CORPORATION

                                 COMMON STOCK
                               ($1.50 PAR VALUE)

                       AUTOMATIC DIVIDEND REINVESTMENT
                                     AND
                          COMMON STOCK PURCHASE PLAN

  The Automatic Dividend Reinvestment and Common Stock Purchase Plan, as amended and restated, (the "Plan") of Bank of Boston Corporation (the "Corporation") provides owners of the Corporation's Common Stock or Preferred Stock with a convenient and economical method of investing cash dividends and optional cash payments in shares of Common Stock without payment of brokerage commissions. The price to be paid for shares of Common Stock purchased under the Plan will be 100% of the average of the daily high and low sale prices for the Corporation's Common Stock for the five trading days immediately preceding the date the investment is made. The reinvestment of dividends is not subject to any minimum threshold level. Investment of optional cash payments for additional shares is subject to a minimum of $50 and a maximum aggregate annual limit of $100,000.

  The First National Bank of Boston will administer the Plan as Agent through Boston Equiserve, L.P. which will make the purchases and hold the shares under the Plan.

THESE SECURITIES  HAVE NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES COMMISSION
  PASSED   UPON  THE   ACCURACY  OR   ADEQUACY  OF   THIS  PROSPECTUS.   ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
  THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE
    NOT INSURED BY THE FEDERAL  DEPOSIT INSURANCE CORPORATION OR ANY OTHER
      GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                             ---------------------

                THE DATE OF THIS PROSPECTUS IS OCTOBER 8, 1996

                             ---------------------

  THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES COVERED BY THIS PROSPECTUS IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE HEREOF. THIS PROSPECTUS RELATES TO 5,461,088 SHARES OF COMMON STOCK OF THE CORPORATION REGISTERED FOR SALE UNDER THE PLAN.

                             AVAILABLE INFORMATION

  Bank of Boston Corporation (the "Corporation") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Corporation can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. Certain securities of the Corporation are listed on the New York Stock Exchange ("NYSE") and the Boston Stock Exchange ("BSE"), and such reports, proxy statements and other information concerning the Corporation also may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Boston Stock Exchange Incorporated, One Boston Place, Boston, Massachusetts 02108.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The following documents and information filed by the Corporation with the Commission are hereby incorporated by reference in this Prospectus:

  (i)   Annual Report on Form 10-K filed for its most recent fiscal year;

  (ii) Quarterly Reports on Form 10-Q filed since its most recent Annual Report on Form 10-K;

  (iii) Current Reports on Form 8-K filed since its most recent Annual Report on Form 10-K;

  (iv) Proxy Statement filed in connection with its most recent Annual Meeting of Stockholders; and

  (v) description of the Corporation's Common Stock, Preferred Stock and Preferred Stock Purchase Rights contained in its registration statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

  All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  THE CORPORATION WILL PROVIDE UPON ORAL OR WRITTEN REQUEST AND WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS). WRITTEN REQUESTS SHOULD BE DIRECTED TO:

    INVESTOR RELATIONS
    BANK OF BOSTON
    P.O. BOX 2016, MA BOS 01-20-02
    BOSTON, MASSACHUSETTS 02106-2016

TELEPHONE REQUESTS MAY BE DIRECTED TO INVESTOR RELATIONS AT (617) 434-7858.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION.....................................................   2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.........................   3
THE CORPORATION...........................................................   7
DESCRIPTION OF THE PLAN...................................................   7
PURPOSE
 1. What is the purpose of the Plan?......................................   8
ADVANTAGES AND DISADVANTAGES
 2. What are the advantages and disadvantages of participating in the
    Plan?.................................................................   8
INVESTMENT ALTERNATIVES
 3. What investment alternatives are available to Participants?...........   9
ADMINISTRATION
 4. Who administers the Plan for Participants?............................  10
PARTICIPATION
 5. Who is eligible to participate in the Plan?...........................  10
PARTICIPATION PROCEDURES
 6. How does a Stockholder become a Participant?..........................  11
 7. What participation options are available?.............................  11
 8. How may a Participant change his or her method of participating?......  12
 9. When will investments be made?........................................  12
OPTIONAL CASH PAYMENTS
10. Who is eligible to make optional cash purchases?......................  14
11. What are the limits on optional cash purchases?.......................  14
12. How does the "Optional Cash Purchases Only" investment option operate?..............................................................  14

13. When will optional cash payments received by the Agent be invested?...  15
PURCHASES
14. What is the source of the Common Stock purchased under the Plan?......  16
15. How many shares of Common Stock will be purchased for Participants?...  16
16. What will be the price of shares of Common Stock purchased under the
    Plan?.................................................................  16
COSTS
17. Are there any expenses to Participants for participating in the
    Plan?.................................................................  17
REPORTS TO PARTICIPANTS
18. How will Participants be advised of their purchases?..................  17
DIVIDENDS ON PLAN SHARES
19. Will Participants be credited with dividends on shares held under the
    Plan?.................................................................  17
CERTIFICATES FOR SHARES
20. Will stock certificates be issued for shares purchased?...............  18
21. In whose name will accounts be maintained and certificates registered?...........................................................  18

CHANGES TO OR WITHDRAWAL FROM PARTICIPATION
22. When will a Participant's request to change his or her method of
    participation be effective?...........................................   18
23. How may a Participant withdraw from the Plan and/or sell shares held
    in the Plan?..........................................................   19
24. What happens if a Participant dies or becomes legally incapacitated?..   20
25. What happens to a fraction of a share when a Participant withdraws?...   20
VOTING
26. How will shares held under the Plan be voted?.........................   21
TAXES
27. What are the federal income tax consequences of participation in the
    Plan?.................................................................   21

OTHER INFORMATION
28. What if a Participant sells or transfers all shares other than shares under the Plan?.......................................................  22
29. What if the Corporation declares a stock dividend or stock split?.....  23
30. May the Plan be changed or discontinued?..............................  23
31. What is the responsibility of the Corporation or the Agent under the
    Plan?.................................................................  24
32. Who interprets and regulates the Plan?................................  24
33. Who bears the risk of market fluctuations in the Common Stock?........  24
  USE OF PROCEEDS.........................................................  25
  PLAN OF DISTRIBUTION....................................................  25
  VALIDITY OF SHARES......................................................  25
  EXPERTS.................................................................  26
  INDEMNIFICATION.........................................................  26

                                THE CORPORATION

  The Corporation is a registered bank holding company organized in 1970 under Massachusetts law with both national and international operations. The Corporation, through its subsidiaries and joint ventures, is engaged in providing a wide variety of financial services to individuals, corporate and institutional customers, governments, and other financial institutions. These services include personal banking, consumer finance, private banking, trust, mortgage origination and servicing, domestic corporate and investment banking, leasing, global banking, commercial real estate lending, correspondent banking, and securities and payments processing. The Corporation's principal subsidiary is The First National Bank of Boston, a national banking association. Other major banking subsidiaries of the Corporation are BayBank, N.A., Bank of Boston Connecticut and Rhode Island Hospital Trust National Bank.

  The executive office of the Corporation is located at 100 Federal Street, Boston, Massachusetts 02110 (Telephone (617) 434-2200).

                            DESCRIPTION OF THE PLAN

  The following questions and answers set forth the provisions of and constitute an amendment and restatement of the Corporation's Automatic Dividend Reinvestment and Common Stock Purchase Plan (the "Plan"):

                             ---------------------

PURPOSE

1. What is the purpose of the Plan?

 The purpose of the Plan is to provide each eligible Participant, as defined by Question 5 below ("Participant" or collectively, "Participants"), with a convenient and economical way of investing (i) cash dividends on shares of common stock of the Corporation, par value $1.50 per share (the "Common Stock") in additional shares of Common Stock, (ii) cash dividends on the Cor-poration's currently outstanding series of Preferred Stock: Adjustable Rate Cumulative Preferred Stock Series A, Series B, and Series C, and Cumulative Preferred Stock, Series E and Series F and any additional series of preferred stock issued by the Corporation which the Board of Directors determines is el-igible to participate in the Plan (the "Preferred Stock") in shares of Common Stock, and (iii) optional cash payments in shares of Common Stock, without payment of any brokerage commission.

 The Corporation intends to use the net proceeds from the sale of the Common Stock for general corporate purposes. See "Use of Proceeds."


ADVANTAGES AND DISADVANTAGES

2. What are the advantages and disadvantages to Stockholders of participating in the Plan?

 The principal advantages are:

 (a) Participants are not required to pay any commission in connection with purchases under the Plan.

 (b) The Plan provides Participants with the investment alternatives discussed under Question 3 below.

 (c) Participants' funds will be fully invested under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to Participants' accounts. Dividends on such fractional shares, as well as whole shares, will also be reinvested in additional shares which will be credited to Participants' accounts.

 (d) Participants will avoid the need for safekeeping of the stock certifi-cates for shares credited to their respective accounts under the Plan. This safekeeping feature is available for any Common Stock certificate of the Cor-poration that the Participant may hold.

 (e) Regular statements of account will provide each Participant with a record of each transaction under the Plan.

 The principal disadvantages are:

 (a) Optional cash payments may be exposed to changes in market conditions or a longer period of time than in the case of typical secondary market transac-tions due to the length of time between when the payment is made and the Cash Investment Date.

 (b) If the price of the Common Stock with respect to a particular Dividend Investment Date or Cash Investment Date (as determined in accordance with Question 16) is higher than the price of acquiring shares of Common Stock (in-cluding transaction costs) on the open market on the related investment date, the per share cost of purchasing shares through the Plan will result in a higher price being paid than if such shares had been purchased on the open market.

 (c) Optional cash payments, which must be received by the Agent no later than three (3) business days prior to a Cash Investment Date, will not accrue any interest.

 (d) Participants will not be able to determine the actual number of shares purchased on their behalf until after the applicable investment date and op-tional cash payments will not be refunded unless a request for refund is re-ceived by the Agent no later than two (2) business days prior to the Cash In-vestment Date.

INVESTMENT ALTERNATIVES

3. What investment alternatives are available to Participants?

 Each Participant may:

 (a) automatically invest the dividends on all of his or her full and frac-tional shares of Common Stock and/or full shares of Preferred Stock (or Depos-itary Shares, in the case of some series of Preferred Stock) and may invest optional cash payments totaling no more than $100,000 per year (with a minimum of $50 per payment), in shares of Common Stock; or

 (b) automatically invest the dividends on any portion of his or her full and fractional shares of Common Stock and/or full shares of Preferred Stock (or Depositary Shares, in the case of some series of Preferred Stock) and may in-vest optional cash payments totaling no more than $100,000 per year (with a minimum of $50 per payment), in shares of Common Stock; or

 (c) invest optional cash payments totaling no more than $100,000 per year (with a minimum of $50 per payment), in shares of Common Stock and receive all dividends in cash on full and fractional shares held.

 If a Stockholder owns Common Stock and Preferred Stock, he or she may elect different investment alternatives listed in paragraphs (a) and (b) above with respect to each class of stock owned. Also, if a Stockholder owns shares of more than one series of Preferred Stock (or Depositary Shares, in the case of some series of Preferred Stock), he or she may elect different investment al-ternatives with respect to each series of Preferred Stock owned.

ADMINISTRATION

4. Who administers the Plan for Participants?

 A plan administrator acts as the agent for the Participants in the Plan (the "Agent") and administers the Plan, maintains records, sends periodic state-ments of account to Participants and performs other duties relating to the Plan. The Corporation has the right to replace the Agent at any time. Current-ly, The First National Bank of Boston (the "Bank"), a wholly-owned subsidiary of the Corporation, acts as the Agent through Boston EquiServe, L.P., a joint venture subsidiary that is 50% owned by the Bank. The Agent currently also acts as dividend disbursing agent, transfer agent and registrar for the Corpo-ration. The Agent may be contacted by writing to:

Bank of Boston Corporation Automatic
Dividend Reinvestment and Common
Stock Purchase Plan
P.O. Box 1681
Mail Stop MA CTN 45-01-06
Boston, Massachusetts 02105-1681

or by calling the Agent at (800) 730-4001, or for TTY/TDD service for the hearing impaired (800) 952-9245 between 9:00 a.m. and 6:00 p.m. Eastern Time.


PARTICIPATION

5. Who is eligible to participate in the Plan?

 (A) CURRENT STOCKHOLDERS OF RECORD

 All holders of record of the Corporation's Common Stock or Preferred Stock, with the exceptions noted in paragraph (b), are eligible to participate fully in the Plan. If the Common Stock or Preferred Stock of a Stockholder is regis-tered in a name other than that of the Stockholder (e.g., in the name of a broker or bank nominee), the Stockholder who wants to participate in the Plan must either make appropriate arrangements for the nominee to participate in the Plan, or the Stockholder must become a Stockholder of record by having a portion or all of his or her shares transferred to the Stockholder's own name.

 (B) EMPLOYEE BENEFIT PLANS OF THE CORPORATION AND/OR SUBSIDIARIES.

 The Corporation or its subsidiaries maintain certain employee benefit plans that make shares of the Common Stock available to Participants in those bene-fit plans. The trustee of such benefit plans may participate from time to time in the dividend reinvestment feature (but not the optional cash payment fea-ture) of the Plan with respect to shares of Common Stock and shares of Pre-ferred Stock held by the trustee.

 In addition, the Board of Directors may make the dividend reinvestment fea-ture (but not the optional cash payment feature) of the Plan available to the trustees of employee benefit plans maintained by any financial institutions which may be acquired by the Corporation in the future with respect to Common Stock or Preferred Stock held by the trustees of any such plans.

 Individuals who participate in such benefit plans of the Corporation's sub-sidiaries will be eligible to participate in all aspects of the Plan with re-spect to any Common Stock or Preferred Stock which they may have acquired other than through such benefit plans, and with respect to shares of stock ac-quired through such benefit plans once shares are distributed to Participants pursuant to the terms of the applicable plan.

 STOCKHOLDERS WHO RESIDE IN JURISDICTIONS IN WHICH IT IS UNLAWFUL FOR THE COR-PORATION TO ALLOW SUCH HOLDERS TO PARTICIPATE IN THE PLAN ARE NOT ELIGIBLE TO PARTICIPATE.

PARTICIPATION PROCEDURES

6. How does a Stockholder become a Participant?

 A Stockholder may join the Plan at any time by completing the enclosed Autho-rization Card and returning it to the Agent in the envelope provided for this purpose. Where a Stockholder has Common Stock or Preferred Stock registered in more than one name, all registered holders must sign the Authorization Card.

 Stockholders who do not wish to participate in the Plan will continue to re-ceive cash dividends at such times as dividends are paid to all Stockholders.

 Additional Authorization Cards may be obtained at any time by writing or calling the Agent at the address or telephone numbers set forth in Question 4.

 CURRENT PARTICIPANTS IN THE PLAN WHO WISH TO CONTINUE THEIR PARTICIPATION IN THE PLAN DO NOT NEED TO COMPLETE AND RETURN A NEW AUTHORIZATION CARD.

 CURRENT PARTICIPANTS WHO OWN THE CORPORATION'S SERIES E AND/OR SERIES F PRE-FERRED STOCK (WHICH WERE NOT PREVIOUSLY INCLUDED UNDER THE PLAN) AND WOULD LIKE TO HAVE THOSE SHARES PARTICIPATE, MUST SUBMIT A NEW AUTHORIZATION CARD WITH RESPECT TO THOSE SHARES.

7. What participation options are available?

STOCKHOLDER OPTIONS

 The Authorization Card allows each Participant to decide the extent to which he or she wants to participate in the Plan through any one of the following investment options:

 (a) "Full Dividend Reinvestment" directs the Corporation to invest, in accor-dance with the Plan, all of a Participant's dividends on all shares of Common Stock and/or shares of Preferred Stock (or Depositary Shares, in the case of some series of Preferred Stock) then or sub-sequently registered in a Participant's name, and permits a Participant to make optional cash payments for the purchase of additional shares of Common Stock in accordance with the Plan;

 (b) "PARTIAL DIVIDEND REINVESTMENT" directs the Corporation to remit cash dividends to the Participant on those full shares of Common Stock and/or full shares of Preferred Stock (or Depositary Shares, in the case of some series of Preferred Stock) specified in the appropriate space on the Authorization Card and directs the Corporation to invest the remaining dividends in shares of Common Stock in accordance with the Plan. It also permits a Participant to make optional cash payments for the purchase of Common Stock in accordance with the Plan;

 (c) "OPTIONAL CASH PURCHASE ONLY" permits a Participant to make optional cash payments for the purchase of additional shares of Common Stock in accordance with the Plan. All cash dividends on full and fractional shares will be remit-ted to the Participant.

 See Question 3 for additional related information.

 IF A STOCKHOLDER RETURNS A PROPERLY EXECUTED AUTHORIZATION CARD TO THE AGENT WITHOUT ELECTING AN INVESTMENT OPTION, SUCH AUTHORIZATION CARD WILL BE DEEMED TO INDICATE THE INTENTION OF SUCH STOCKHOLDER TO APPLY ALL CASH DIVIDENDS AND OPTIONAL CASH DEPOSITS TOWARD THE PURCHASE OF ADDITIONAL SHARES OF THE COMMON STOCK.

 ANY CARDS, FORMS, TEAR-OFF PORTIONS OF ACCOUNT STATEMENTS AND OTHER WRITTEN NOTICES USED BY PARTICIPANTS AFTER THE EFFECTIVE DATE OF THIS PLAN TO COMMUNI-CATE WITH THE AGENT WHICH WERE ACCEPTABLE TO THE AGENT PRIOR TO THE DATE HERE-OF, WILL CONTINUE TO BE ACCEPTED BY THE AGENT, IN ITS DISCRETION, AND PARTICI-PANTS WHOSE MATERIALS ARE SO ACCEPTED WILL BE DEEMED TO HAVE ELECTED TO PAR-TICIPATE IN THE PLAN AS IN EFFECT ON THE DATE SUCH MATERIALS ARE RECEIVED BY THE AGENT.

8. How may a Participant change his or her method of participating?

 A Stockholder may change his or her method of participating in the Plan at any time by completing a new Authorization Card and returning it to the Agent at the address set forth in Question 4.

 See Questions 22-26 for additional related information.

9. When will investments be made?

 Dividends on Common Stock and Preferred Stock will be invested in shares of Common Stock on the same date as the cash dividend payment date fixed by the Board of Directors of the Corporation for the Common Stock and the Preferred Stock respectively (the "Dividend Investment Date").

 If the Authorization Card signed by a Stockholder entitled to a dividend is received by the Agent on or before the record date for the next dividend pay-ment, that portion of the dividend selected by the Stockholder to be rein-vested will be used to purchase shares of Common Stock of the Stockholder on that Dividend Investment Date. If the Authorization Card is received by the Agent after the record date for the dividend payment, then the reinvestment of dividends will not begin until the next applicable Dividend Investment Date.

 Cash dividends on the Common Stock, when, as and if, declared by the Corpora-tion's Board of Directors, have historically been payable by the Corporation during the months of February, May, August and November and such dates would then be the Dividend Investment Dates for the Common Stock. The dividend rec-ord date for the Common Stock is generally approximately two to three weeks prior to the dividend payment date.

 For example, in order to invest a quarterly Common Stock dividend payable February 26, an Authorization Card must be received by the Agent no later than the record date. For purposes of this example, assume that February 8 is the record date. If the Authorization Card were received after the February 8 rec-ord date, the Common Stock dividend payable on February 26 would be paid in cash, and the Stockholder's participation in the Plan as to the reinvestment of dividends would begin with the next dividend payment date.

 Cash dividends on each of the series of Preferred Stock, when, as and if de-clared by the Corporation's Board of Directors, are payable during the months of March, June, September and December and such dates are the Dividend Invest-ment Dates for the Preferred Stock. The dividend record date for the Preferred Stock is generally one month prior to the dividend payment date.

 For example, in order to invest a quarterly Preferred Stock dividend payable March 15, an Authorization Card must be received by the Agent no later than the record date, assumed to be, for purposes of this example, February 16. If the Authorization Card were received after the February 16 record date, the Preferred Stock dividend payable on March 15 would be paid in cash, and the Stockholder's participation in the Plan as to the reinvestment of dividends would begin with the next dividend payment date.

 Participants can not direct the precise time or price at which the Common Stock is be purchased.

 THE EXISTENCE OF THE PLAN DOES NOT GUARANTEE THAT THE CORPORATION WILL CON-TINUE TO PAY DIVIDENDS. THE PAYMENT OF DIVIDENDS WILL BE DETERMINED BY THE BOARD OF DIRECTORS BASED ON THE CORPORATION'S LIQUIDITY, ASSET QUALITY PRO-FILE, CAPITAL ADEQUACY AND RE-

CENT EARNINGS HISTORY (EXCLUDING SIGNIFICANT NONRECURRING TRANSACTIONS) AS WELL AS ECONOMIC CONDITIONS AND OTHER FACTORS DEEMED RELEVANT BY THE BOARD OF DIRECTORS, INCLUDING APPLICABLE GOVERNMENT REGULATIONS AND POLICIES AND THE AMOUNT OF DIVIDENDS PAYABLE TO THE CORPORATION BY ITS SUBSIDIARY BANKS.

OPTIONAL CASH PAYMENTS

10. Who is eligible to make optional cash purchases?

 Stockholders (except those specifically excluded in Question 5) who have sub-mitted a signed Authorization Card, whether or not they have authorized the reinvestment of dividends, are eligible to make optional cash purchases.

11. What are the limits on optional cash purchases?

 The opportunity to make optional cash purchases is available to each Partici-pant at any time and is available under each of the Plan's investment options. A Participant may make optional cash purchases totaling no more than $100,000 per year (with a minimum of $50 per payment). For purposes of this limitation, all Plan accounts of a Participant under common control or management will be aggregated. The Agent will return the amount of any optional cash payment sub-mitted by a Participant that would otherwise result in the Participant's ag-gregate optional cash payments exceeding $100,000 in any calendar year or if any payment is less than $50.

 The same amount of money need not be invested each month, nor does the Par-ticipant need to make an optional cash purchase in each month. There is no ob-ligation to use, nor any penalty for not using, the optional cash purchase feature of the Plan.

12. How does the "Optional Cash Purchases Only" investment option operate?

 If a Participant chooses to make optional cash purchases only, the Agent will pay cash dividends on all shares of Common Stock and all shares of Preferred Stock (or Depositary Shares, in the case of some series of Preferred Stock) registered to the Stockholder in the usual manner and will apply any optional cash payment received from the Participant to the purchase of shares of Common Stock for the Participant's account in the Plan. The Agent will pay future cash dividends on shares in the Plan purchased pursuant to the "Optional Cash Purchases Only" feature of the Plan to the Participant in the usual manner in which cash dividends are paid on Common Stock.

 An optional cash payment may be made by a Stockholder by enclosing a check or money order with the Authorization Card. Thereafter, optional cash payments may be invested by submitting a check or money order accompanied by a cash re-mittance slip or by wire transfer or by authorizing an automatic debit from the Participant's checking account (de-scribed below). A cash remittance slip will be attached to each statement sent to Participants by the Agent. Additional cash remittance slips will be sup-plied to Participants upon request. Optional cash payments should only be sent to the address indicated on the cash remittance slip. Deliveries to any other address do not constitute valid delivery.

 A Participant can authorize the Agent to automatically debit the Partici-pant's checking account for monthly optional cash payments. A Participant's account will be debited on the 15th day of the month, provided the Partici-pant's financial institution is open for business. If the Participant's finan-cial institution is not open for business on the 15th day of the month, then the Participant's account will be debited on the next succeeding business day. Funds received from automatic debits will be used to purchase shares on the last Friday of each month as described in question 13. A Participant's auto-matic debit authorization form must be received by the Agent no later than the last day of the month preceding the applicable Cash Investment Date. Authori-zation forms for automatic checking account debits can be obtained from the Agent.

 Wire transfers of optional cash payments may be made, but only if approved in writing in advance by the Agent and if received by the Agent no later than 12:00 noon on a business day that is no later than five (5) business days prior to the Cash Investment Date.

 Checks or money orders for optional cash payments should be drawn against U.S. banks and in U.S. dollars, made payable to "Boston EquiServe, L.P.," and mailed directly to the address set forth in Question 4. Checks or money orders drawn against non-U.S. banks must have the U.S. currency imprinted on the check.

 In the event that a Participant's check is returned unpaid for any reason, or an automatic debit from the Participant's checking account fails, the Agent will consider the request for investment of such money null and void and shall remove from the Participant's account shares, if any, purchased upon the prior credit of such check or debit. The Agent shall thereupon be entitled to sell these shares to satisfy any uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the Agent shall be entitled to sell such additional shares from the Participant's account necessary to satisfy the uncollected balance.

13. When will optional cash payments received by the Agent be invested?

 Optional cash payments will be invested twice monthly on the cash investment dates ("Cash Investment Date"). The Cash Investment Dates are the 15th of each month and the last Friday of each month. If a Cash Investment Date should fall on a day that is not a business day in

Boston, Massachusetts, then the Cash Investment Date shall be the immediately preceding business day. In order to be invested on a Cash Investment Date, op-tional cash payments must be received by the Agent no later than three busi-ness days prior to that Cash Investment Date. Late payments will be invested on the next subsequent Cash Investment Date. Optional cash payments will be refunded, however, if a request for refund is received by the Agent no later than two business days prior to the applicable Cash Investment Date.

 NO INTEREST WILL BE PAID BY THE CORPORATION OR THE AGENT ON OPTIONAL CASH PAYMENTS HELD PENDING INVESTMENT. OPTIONAL CASH PAYMENTS DO NOT CONSTITUTE DE-POSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSUR-ANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PURCHASES

14. What is the source of the Common Stock purchased under the Plan?

 Shares of Common Stock purchased under the Plan by Participants will be ac-quired either directly from the Corporation, in which event the shares will be either authorized but unissued shares or shares held in the Corporation's treasury, or on the open market, or by a combination of the foregoing at the option of the Corporation.

15. How many shares of Common Stock will be purchased for Participants?

 The number of shares to be purchased depends upon the amount of the dividend reinvested, the payroll deduction, the amount of any optional cash payments and the purchase price of shares of Common Stock as determined in accordance with Question 16. Each Participant's account will be credited with the number of shares, including fractions computed to three decimal places, equal to the total amount to be invested, divided by the applicable purchase price of each share.

 In addition, the number of shares the Corporation may issue under the Plan at any time is limited to the number of shares the Corporation has registered with the Commission. The Corporation has 5,461,088 shares of its Common Stock registered with the Commission for issuance under the Plan.

16. What will be the price of shares of Common Stock purchased under the Plan?

 The price of shares of Common Stock purchased for the Participants in the Plan with dividends paid on Common Stock or Preferred Stock, including divi-dends on the shares of Common Stock credited to the Participant's accounts un-der the Plan, will be 100% of the average of the daily high and low sale prices for such Common Stock for the last five trading days immediately pre-ceding the applicable Dividend Investment Date as published in the Eastern Edition of The Wall Street Journal report on the New York Stock Exchange--Composite Transactions ("WSJ Report").

 The price of shares of Common Stock purchased with OPTIONAL CASH PAYMENTS on any Cash Investment Date, will be 100% of the average of the daily high and low sale prices for such stock for the last five trading days immediately pre-ceding the applicable Cash Investment Date as published in the WSJ Report.

 If there is no trading in the shares of Common Stock published in the WSJ Re-port for at least one day during a five day trading period, the purchase price of the Common Stock per share shall be determined by the Agent on the basis of such market quotations as it shall deem appropriate.

 For federal income tax information, see Question 27.

COSTS

17. Are there any expenses to Participants for participating in the Plan?

 No. There are no service charges or brokerage fees payable by Participants on purchases of shares under the Plan. All costs of administration of the Plan are paid by the Corporation. However, as described in Question 23, if you re-quest that the Agent sell your shares, you must pay the brokerage commission and any applicable transfer tax.

REPORTS TO PARTICIPANTS

18. How will Participants be advised of their purchases?

 As soon as practicable after each purchase a Participant will receive a statement of his or her account. THESE STATEMENTS ARE A PARTICIPANT'S CONTINU-ING RECORD OF THE COST OF HIS OR HER PURCHASES AND SHOULD BE RETAINED FOR TAX PURPOSES. THE AGENT MAY CHARGE PARTICIPANTS A FEE FOR COPIES OF PAST STATE-MENTS. In addition, each Participant will receive copies of those corporate communications distributed to all Stockholders, including the quarterly re-ports, annual report, notice of Stockholder's meeting and proxy statement of the Corporation.

DIVIDENDS ON PLAN SHARES

19. Will Participants be credited with dividends on shares held under the Plan?

 Yes. The Corporation pays dividends, as, when and if declared, to the record holders of all of its issued and outstanding shares of Common Stock. All divi-dends on shares held in the Plan for a Participant under the "Full Dividend Reinvestment" option will be reinvested in additional shares of Common Stock under the Plan. As discussed in Question 28, the Corporation may elect not to reinvest the dividends of a Stockholder that retains only a fractional share in the Plan.

 To the extent that a Participant under the "Partial Dividend Reinvestment" op-tion requests that cash dividends on Plan shares be sent to him or her, the Agent will send the cash dividend to the Participant in the usual manner. The remaining dividends on Plan shares will be reinvested for the Participant's account in additional shares of Common Stock. A Participant in the Plan under the "Optional Cash Purchases Only" feature will receive cash dividends on all full and fractional shares in the usual manner.

CERTIFICATES FOR SHARES

20. Will stock certificates be issued for shares purchased?

 Normally, certificates for shares of Common Stock purchased under the Plan will not be issued to Participants. The number of shares credited to an ac-count under the Plan will be shown on the Participant's statement of account. This additional service protects against loss, theft or destruction of stock certificates. Certificates for any number of shares up to the number of full shares credited to an account under the Plan will be issued upon written re-quest of a Participant. A Withdrawal/Termination form is provided on the re-verse side of the account statement for this purpose. This form should be mailed to the Agent at the address set forth in Question 4.

 Question 23 addresses the time at which certificates for shares of Common Stock purchased under the Plan will be issued to Participants who withdraw from the Plan.

 Shares credited to the account of a Participant under the Plan may not be pledged. A Participant who wishes to pledge such shares must request that cer-tificates for such shares be issued in his or her name.

 Certificates for fractional shares will not be issued under any circumstanc-es.

21. In whose name will accounts be maintained and certificates registered?

 Accounts for each Participant will be maintained by the Agent in a Partici-pant's name as shown on the Corporation's records at the time the Participant enters the Plan (the "account name"). When issued, certificates for full shares will be registered in the account name.

 Upon a written request signed by the Participant, with the appropriate Medal-lion Guarantee affixed, certificates also may be registered and issued in names other than the account name, subject to compliance with any applicable laws and the payment by the Participant of any applicable taxes. Such requests are subject to the same requirements as for the transfer of Common Stock.

CHANGES TO OR WITHDRAWAL FROM PARTICIPATION

22. When will a Participant's request to change his or her method of partici-pation be effective?

 Any changes in a Participant's method of participating in the dividend rein-vestment feature of the Plan with respect to his or her Common Stock and/or Preferred Stock will become effective as of the next Dividend Investment Date relating to the applicable class of stock if written notice of such intention is received by the Agent on or before the record date for that class of stock's next dividend payment.

 Optional cash payments sent to the Agent by Participants will be refunded if written notice is received by the Agent no later than two business days prior to the next Cash Investment Date.

23. How may a Participant withdraw from the Plan and/or sell shares held in the Plan?

 The Plan is entirely voluntary and a Participant may request to withdraw from the Plan at any time. A Participant may also sell a portion or all of his or her shares held in the Plan.

(a) WITHDRAWAL

 In order to withdraw from the Plan, a Participant must notify the Agent in writing that he or she wishes to withdraw. A Withdrawal/Termination form is provided on the reverse side of the account statement for this purpose. The completed Withdrawal/Termination form should be sent to the Agent at the ad-dress set forth in Question 4.

 When a Participant withdraws from the Plan or upon termination of the Plan by the Corporation, certificates for full shares of Common Stock credited to a Participant's account under the Plan will be issued and a cash payment will be made for any fraction of a share.

 A request to withdraw from the Plan should be received prior to the next rec-ord date for a dividend on the class of stock that is being withdrawn from the dividend reinvestment feature of the Plan. If a notice to withdraw is received on this basis, thereafter all dividends on a class of stock that a Participant withdraws from the Plan will be paid in cash to the Participant. Participants who are in the Plan with respect to their Common Stock and Preferred Stock may elect to withdraw their participation with respect to their Common Stock but continue to participate with respect to their Preferred Stock and vice versa.

 If the request to withdraw is received on or after the record date for a div-idend, any cash dividend paid on that dividend payment date with respect to a Participant's Common Stock or Preferred Stock will be reinvested in Common Stock and credited to the Participant's account in accordance with the Partic-ipant's previous instructions under the Plan. Any optional cash payment sent to the Agent prior to the request to withdraw will be invested in Common Stock unless the Participant's withdrawal letter expressly requests return of the optional cash payment, and such letter is received no later than two business days prior to the Cash Investment Date. The request to withdraw will then be processed as promptly as possible following such date. Thereafter, all dividends will be paid in cash to the Participant. A Participant may elect to re-enroll in the Plan at any time.

(b) SALE OF SHARES

 All Participants, including a Participant who is withdrawing from the Plan, may sell some or all of his or her shares in the Plan under either of the fol-lowing options. A Participant may choose to sell all or a portion of his or her shares in the Plan on the open market through the Participant's broker or through the Agent. If a Participant elects to sell through a broker, he or she first must request that the Agent send the Participant a certificate or cer-tificates representing the requested number of shares in the Plan credited to the Participant's account. As soon as practicable after receipt of such re-quest, the Agent will issue a certificate or certificates representing such number of shares to the Participant.

 Alternatively, a Participant may request the Agent to sell up to 1,000 full shares credited to his or her account under the Plan. The Agent will use its best efforts to make the sale in the open market within five trading days af-ter receipt of the request, and the Participant will receive the proceeds of the sale minus any brokerage commission and transfer taxes. A Participant who requests the Agent to sell up to 1,000 shares but who also wishes to have ad-ditional shares sold through his or her broker will receive a certificate in his or her name representing the full shares that he or she wishes to sell through any such broker. A Participant who wishes to sell some or all of his or her shares in the Plan should be aware of the risk under both selling op-tions that the price of Common Stock may decrease between the time that the Participant determines to sell shares in the Plan and the time that the sale is completed. This risk is borne solely by the Participant. Checks for the proceeds of such sale will be mailed promptly after the settlement of funds from the brokerage firm.

 Participants can not direct the date or sale price at which their shares are to be sold by the Agent. Requests that shares be sold must indicate the number of shares to be sold and not the dollar amount to be attained. Any request that does not clearly indicate the number of shares to be sold will be re-turned to the Participant with no action taken.

24. What happens if a Participant dies or becomes legally incapacitated?

 Upon receipt by the Agent of notice of death or adjudicated incompetency of a Participant, no further purchases of shares of Common Stock will be made for the account of such Participant. The shares and cash held by the Plan for the Participant will be delivered to the appropriate person upon receipt of evi-dence satisfactory to the Agent of the appointment of a legal representative and instruction from the representative regarding delivery.

25. What happens to a fraction of a share when a Participant withdraws?

 When a Participant withdraws from the Plan, a cash adjustment representing any fraction of a share will be mailed to the Participant. The cash payment will be based upon the then current market price.

VOTING

26. How will shares held under the Plan be voted?

 Each Participant will receive a proxy card covering shares of Common Stock credited to his or her account under the Plan. If the proxy card is returned properly signed and marked for voting, all of the shares will be voted as marked. The total number of full shares held may be voted in person at Stock-holders' meetings.

 If a proxy card is returned properly signed but without indicating instruc-tions as to the manner in which shares are to be voted with respect to any item, all of the Participant's shares will be voted (to the extent legally permissible) in accordance with the recommendations of the Board of Directors of the Corporation. If the proxy card is not returned, or if it returned un-signed or improperly signed, none of the Participant's shares covered by such proxy card will be voted unless the Participant or his or her duly appointed representative votes in person at the meeting. These procedures are consistent with the actions taken with respect to Stockholders who are not participating in the Plan.

TAXES

27. What are the Federal income tax consequences of participation in the Plan?*

 A holder of Corporation's Common Stock or Preferred Stock participating in the Plan and electing the dividend reinvestment option will be treated for Federal income tax purposes as receiving a distribution in an amount equal to the fair market value on the Dividend Investment Date of all full and frac-tional shares credited to the Participant. The distribution will be taxable as a dividend to the extent of the Corporation's earnings and profits as deter-mined for Federal income tax purposes. The tax basis of the shares will be an amount equal to their fair market value on the Dividend Investment Date. The Corporation intends to determine and report the distribution amount on the ba-sis that the fair market value per share of the Common Stock issued pursuant to a reinvestment option is the average of the high and low sale prices of the Common Stock of the Corporation on the Dividend Investment Date as published in the WSJ Report--or on the basis of such market quotations as the Agent shall deem appropriate, if the Common Stock is not traded on the Dividend In-vestment Date.

----------
* The summary of Federal income tax consequences under Question 27 does not apply to individual stockholders of the Corporation participating in the employee benefit plans maintained by the Corporation in respect of shares of the Common Stock held under those plans. See discussion under Question 5.

 The holding period for Common Stock credited to a Participant's account pur-suant to a dividend reinvestment option will begin on the day following the applicable Dividend Investment Date.

 For a Participant acquiring shares through the optional cash payment feature of the Plan, shares will be purchased at the fair market value as determined in the manner set forth in the second paragraph of the response to Question
16. The tax basis per share will be an amount equal to the cost paid. The holding period for Common Stock credited to a Stockholder's account pursuant to the optional cash payment provisions will begin on the day following the applicable Cash Investment Date.

 A Participant will not realize any taxable income upon receipt of certifi-cates for whole shares which have been credited to the Participant's account, whether received upon the Participant's request, or upon termination of par-ticipation in the Plan, or upon termination of the Plan.

 A Participant will realize gain or loss when Common Stock acquired pursuant to the Plan is sold or exchanged, whether pursuant to the Participant's re-quest to the Agent for the sale of some or all of his or her shares in the Plan, or upon sale or exchange by the Participant after receipt of a share certificate from the Plan, or upon receipt of a cash adjustment for a frac-tional share. The amount of such gain or loss will be the difference between the amount which the Participant receives (after subtracting any applicable brokerage commissions or other expenses of sale) for the shares, or fraction of a share, and the tax basis of such shares or fraction of a share.

 In the case of a foreign Participant whose dividends on Common Stock or Pre-ferred Stock are subject to United States income tax withholding and whose ac-count is to be credited with Common Stock pursuant to a reinvestment option, the Agent will withhold the appropriate amount of tax and reinvest the balance in Common Stock. The Agent's statement to the foreign Participant confirming acquisition of shares pursuant to the Plan will indicate the amount of tax withheld and the amount of the reinvestment.

 In the case of the Stockholder subject to backup withholding tax on dividends to be reinvested under the Plan, the appropriate amount will be withheld and the balance of the dividend otherwise payable will be invested in Common Stock.

 All Participants, as well as eligible Stockholders who are considering par-ticipating in the Plan, are urged to consult with their own tax advisers re-garding the particular federal, state, and local tax consequences of their participation in the Plan.

OTHER INFORMATION

28. What if a Participant sells or transfers all shares other than shares un-der the Plan?

 If a Participant disposes of all shares of stock registered in his or her name other than shares under the Plan, the Agent will, unless otherwise in-structed by the Participant, continue to reinvest the dividends on the shares credited to the Participant's account under the Plan. If a Participant, howev-er, has only a fractional share of stock credited to his or her account under the Plan on the record date for any cash dividend on the Common Stock, the Corporation reserves the right not to reinvest any additional dividends on such fractional share. If the Corporation exercises this right, the Partici-pant will receive, if applicable, a cash adjustment representing such fraction of a share and a cash payment for the dividend. The cash payment for the frac-tional share will be based upon the closing price of the Common Stock as pub-lished in the WSJ Report on the date of exercise of this right by the Corpora-tion.

29. What if the Corporation declares a stock dividend or stock split?

 In connection with a stock split or dividend distributed by the Corporation, shares attributable to a Participant's shares in the plan will be added to the Participant's account.

 As soon as practicable after the payment of a stock dividend or stock split, a statement will be sent to each Participant which will indicate the number of shares of Common Stock credited to each Participant's account under the Plan as a result of the stock dividend or stock split. A Participant may receive a certificate for such shares (other than fractional shares) at any time by sending a written request to the Agent at the address noted in Question 4.

30. May the Plan be changed or discontinued?

 While the Corporation presently intends to continue the Plan indefinitely, the Corporation reserves the right to amend, suspend, modify or terminate the Plan at any time. Notice of any such amendment, suspension or modification will be sent to Participants. Should the Corporation decide to terminate the Plan, it will provide participating Stockholders with prior notice of such ac-tion.

 The Corporation also reserves the right to terminate any Participant's par-ticipation in the Plan at any time for any reason including, without limita-tion, engagement in arbitrage-related activities, trading, transactional profit activities or excessive joinings and terminations which cause aberra-tions in the price or trading volume of Common Stock or excessive expenses to the Plan.

 Upon a termination of the Plan or of a Participant's Participation in the Plan, any uninvested optional cash payments will be returned, any uninvested cash dividends will be remitted in cash, a certificate for whole shares of Common Stock credited to the Participant's account will be issued, and a cash payment (based on the prevailing market price less brokerage commission and any applicable transfer tax) will be made for any fractional shares credited to the Participant's account.

31. What is the responsibility of the Corporation or the Agent under the Plan?

 The Corporation and the Agent will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a Participant's ac-count upon a Participant's death prior to receipt of notice in writing of such death. The Participant should recognize that neither the Corporation nor the Agent can assure the Participant of a profit or protect him or her against a loss on the shares purchased for his or her account under the Plan. An invest-ment in the Corporation's Common Stock is, as are all equity investments, sub-ject to significant market fluctuations.

32. Who interprets and regulates the Plan?

 The Corporation reserves the right to interpret and regulate the Plan as may be necessary or desirable in connection with the operation of the Plan. The Plan will be governed by the laws of the Commonwealth of Massachusetts.

33. Who bears the risk of market fluctuations in the Common Stock?

 A Participant's investment in shares held in his or her Plan account is no different than his or her investment in directly held shares in this regard. Each Participant bears all risk of loss that may result from market fluctua-tions in the price of the Common Stock. Neither the Corporation or the Agent can guarantee that shares purchased under the Plan will, at any particular time, be worth more or not be worth less than their purchase price.

                                USE OF PROCEEDS

  The Corporation intends to use the net proceeds from the sale of the Common Stock for general corporate purposes, including investments in and advances to the Corporation's subsidiaries and financing possible future acquisitions of financial institutions and banking or other assets, strategic partnerships and joint ventures. The Corporation engages on an ongoing basis in reviewing and discussing such opportunities as they arise, in order to expand its business and enhance customer service incident to the implementation of its business strategy.

                             PLAN OF DISTRIBUTION

  The Common Stock acquired by Participants under the Plan is being sold directly by the Corporation. The Corporation may sell Common Stock to owners of shares (including brokers and dealers) who, in connection with any resales of such shares, may be deemed to be underwriters. Such shares may be resold in market transactions on any national securities exchange on which shares of the Common Stock trade or in privately negotiated transactions. The national exchanges on which the Corporation is currently listed include the New York Stock Exchange and the Boston Stock Exchange.

  The Corporation will pay any and all brokerage commissions and related expenses incurred in connection with purchases of the Common Stock under the Plan. Upon withdrawal by a Participant from the Plan by the sale of Common Stock held under the Plan, the Participant will receive the proceeds of such sales less any related brokerage commissions and any applicable transfer taxes.

                              VALIDITY OF SHARES

  The validity of the shares of Common Stock offered hereby will be passed upon for the Corporation by Gary A. Spiess, General Counsel of the Corporation, 100 Federal Street, Boston, Massachusetts 02110. Mr. Spiess is also an officer of certain subsidiaries of the Corporation. As of September 30, 1996, Mr. Spiess had a direct or indirect interest in 31,767 shares of Common Stock and had options to purchase an additional 60,083 shares, of which options to purchase 42,116 shares will be exercisable within 60 days of September 30, 1996.

                                    EXPERTS

  The consolidated financial statements of the Corporation and subsidiaries contained in and incorporated by reference into the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995 and the supplemental consolidated financial statements contained in the Corporation's Current Report on Form 8-K dated September 6, 1996 have been incorporated herein by reference in reliance upon the reports set forth therein of Coopers & Lybrand, L.L.P., independent auditors and upon the authority of said firm as experts in accounting and auditing.

  The consolidated financial statements of BayBanks, Inc. and subsidiaries as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995 incorporated by reference in the Joint Proxy Statement-Prospectus of the Corporation and BayBanks, Inc. dated March 19, 1996, and in the Corporation's Current Report on Form 8-K dated September 6, 1996, have been incorporated herein by reference in reliance upon the reports set forth therein of KPMG Peat Marwick LLP, independent certified accountants and upon the authority of said firm as experts in accounting and auditing.

                                INDEMNIFICATION

  The Corporation's By-Laws provide for indemnification of its Directors and Officers for certain judgments, fines, expenses or settlement amounts incurred in connection with such person's employment by the Corporation. Under Massachusetts law and the By-Laws, no indemnification may be provided for any person with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Corporation.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

  In addition, as permitted under Massachusetts law, the Corporation maintains liability insurance covering directors and officers of the Corporation and its subsidiaries.

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

   SEC Registration fee............................................ $ 88,069.00
   Printing expenses............................................... $ 10,000.00
   Accounting fees and expenses.................................... $ 10,000.00
   Blue sky fees and expenses...................................... $    500.00
   Listing fees.................................................... $   5000.00
   Miscellaneous................................................... $    431.00
                                                                    -----------
     Total......................................................... $114,000.00
                                                                    ===========

--------
* All of the above amounts, except the SEC registration fees, are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 67 of Chapter 156B of the Massachusetts General Laws authorizes a corporation to indemnify any director, officer, employee or other agent of the corporation to whatever extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the Stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

  The Corporation's By-Laws provide indemnity to the Corporation's directors and officers in such capacity or as directors or officers of a wholly-owned subsidiary of the Corporation for liability resulting from judgments, fines, expenses or settlement amounts incurred in connection with any action, including an action by or in the right of the Corporation, brought against such person in such person in such capacity. Under Massachusetts law and the By-Laws, no indemnification may be provided for any person with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Corporation or of such subsidiary. The By-Laws also provide that, with respect to any manner disposed of by a compromise payment by such director or officer pursuant to a consent decree or otherwise, no indemnification shall be provided unless such indemnification shall be ordered by a court or such compromise shall be approved as being in the best interest of the Corporation, after notice that it involves such indemnification, (a) by a disinterested majority of the directors then in office or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent counsel to the effect that such person appears to have acted in good faith in the reasonable belief that his other action was in the best interests of the Corporation or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, exclusive of any stock owned by any interested director or officer. Under Massachusetts law, a court may uphold indemnification in connection with a suit in which there is a recovery by or in the right of a corporation.

  The By-Laws also provide for indemnification for all other directors and officers of the Corporation's wholly-owned subsidiaries to the extent authorized by the Board of Directors in each individual case, based on the same statutory standard set forth in the preceding paragraph. Where such a person is wholly successful in defending the claim, he or she shall be entitled to indemnification. Directors and officers of other subsidiaries and employees and agents of the Corporation and any subsidiaries may be indemnified as determined by the Board from time to time.

  In addition, as permitted under Massachusetts law, the Corporation maintains liability insurance covering directors and officers of the Corporation and its subsidiaries.

ITEM 16. EXHIBITS.

(5)      Opinion of Gary A. Spiess, Esq.
(8)      Opinion of Bingham, Dana & Gould, special tax counsel to the Registrant.
(23)(a)  Consent of Coopers & Lybrand, L.L.P.
(23)(b)  Consent of KPMG Peat Marwick LLP
(23)(c)  Consent of Gary A. Spiess, Esq. (included in Exhibit 5).
(23)(d)  Consent of Bingham, Dana & Gould (included in Exhibit 8).
(24)     Power of Attorney of certain officers and directors.
(99)     Form of Letter to Stockholders.

ITEM 17. UNDERTAKINGS.

  The undersigned Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BOSTON, AND COMMONWEALTH OF MASSACHUSETTS, ON THE 26 DAY OF SEPTEMBER, 1996.

                                          Bank of Boston Corporation

                                                   /s/ Gary A. Spiess
                                          By __________________________________
                                                     GARY A. SPIESS
                                                GENERAL COUNSEL AND CLERK

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

       /s/ Charles K. Gifford*            Chief Executive       September 26,
-------------------------------------      Officer and               1996
        (CHARLES K. GIFFORD)               Director
                                           (Chief
                                           Executive
                                           Officer)

    /s/ William M. Crozier, Jr.*          Chairman of the       September 26,
-------------------------------------      Board of                  1996
      (WILLIAM M. CROZIER, JR.)            Directors and
                                           Director

 /s/ Henrique de  Campos Meirelles*       President and         September 26,
-------------------------------------      Chief                     1996
   (HENRIQUE DE CAMPOS MEIRELLES)          Operating
                                           Officer and
                                           Director

        /s/ William J. Shea*              Vice Chairman,        September 26,
-------------------------------------      Chief                     1996
          (WILLIAM J. SHEA)                Financial
                                           Officer and
                                           Treasurer
                                           (Chief
                                           Financial
                                           Officer)




      /s/ Robert T. Jefferson*            Comptroller           September 26,
-------------------------------------      (Chief                    1996
        (ROBERT T. JEFFERSON)              Accounting
                                           Officer)

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

         /s/ Wayne A. Budd*               Director              September 26,
-------------------------------------                                1996
           (WAYNE A. BUDD)

      /s/ John A. Cervieri Jr.*           Director              September 26,
-------------------------------------                                1996
       (JOHN A. CERVIERI JR.)

       /s/ William F. Connell*            Director              September 26,
-------------------------------------                                1996
        (WILLIAM F. CONNELL)

       /s/ Gary L. Countryman*            Director              September 26,
-------------------------------------                                1996
        (GARY L. COUNTRYMAN)

        /s/ Alice F. Emerson*             Director              September 26,
-------------------------------------                                1996
         (ALICE F. EMERSON)

         /s/ Thomas J. May*               Director              September 26,
-------------------------------------                                1996
           (THOMAS J. MAY)

       /s/ Donald F. McHenry*             Director              September 26,
-------------------------------------                                1996
         (DONALD F. MCHENRY)

        /s/ Paul C. O'Brien*              Director              September 26,
-------------------------------------                                1996
          (PAUL C. O'BRIEN)

        /s/ Thomas R. Piper*              Director              September 26,
-------------------------------------                                1996
          (THOMAS R. PIPER)

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

          /s/ John W. Rowe*               Director              September 26,
-------------------------------------                                1996
           (JOHN W. ROWE)

        /s/ Richard A. Smith*             Director              September 26,
-------------------------------------                                1996
         (RICHARD A. SMITH)

        /s/ Glenn P. Strehle*             Director              September 26,
-------------------------------------                                1996
         (GLENN P. STREHLE)

     /s/ William C. Van Faasen*           Director              September 26,
-------------------------------------                                1996
       (WILLIAM C. VAN FAASEN)

       /s/ Thomas B. Wheeler*             Director              September 26,
-------------------------------------                                1996
         (THOMAS B. WHEELER)

        /s/ Alfred M. Zeien*              Director              September 26,
-------------------------------------                                1996
          (ALFRED M. ZEIEN)

         /s/ Gary A. Spiess
*By: ________________________________
          ATTORNEY-IN-FACT